FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2014

Second quarter net earnings per diluted share are $0.88 including patent litigation settlement;
revenues increase 1 percent to $779 million

PALO ALTO, Calif., April 23, 2014 – Varian Medical Systems (NYSE:VAR) today is reporting net earnings of $0.88 per diluted share in the second quarter of fiscal year 2014, including a $0.16 charge per diluted share related to a previously announced settlement of patent litigation. Varian’s company-wide revenues totaled $779 million for the second quarter of fiscal year 2014, up 1 percent from the year-ago quarter. Varian ended the second quarter with a $2.8 billion backlog, up 2 percent from the end of the second quarter of fiscal year 2013.

“Gross orders rose strongly in our imaging components and proton businesses on top of mid-single-digit gains in Oncology Systems,” said Dow R. Wilson, CEO of Varian Medical Systems. “Revenues came in slightly ahead of expectations versus a strong year-ago comparison, and our overall growth strategy remained on track.”

The company finished the second quarter of fiscal year 2014 with $939 million in cash and cash equivalents and $469 million of debt. Cash flow from operations for the fiscal second quarter was $126 million. During the quarter, the company spent $159 million to repurchase approximately 2 million shares of its common stock.

Oncology Systems

Oncology Systems’ second quarter revenues totaled $603 million, up 4 percent from the same quarter of fiscal year 2013. Second-quarter gross orders were $613 million, up 6 percent versus the year-ago quarter, with a 3 percent gain in North America and a 9 percent gain outside North America. Markets outside North America represented 58 percent of Oncology gross orders for the second quarter of fiscal year 2014.

“Gross orders rose versus the year-ago quarter in North America with the help of good service growth. New multi-year agreements with large hospital systems also contributed to gains in Oncology products and services,” Wilson said. “International orders increased with particular strength in Latin America and Australia that offset softness in Asia. Initiatives to expand our radiosurgery business and stimulate replacement of aging Siemens units gained traction during the quarter.”

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Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2014	Page 2

Imaging Components

During the second quarter, the company consolidated its X-Ray Products and Security and Inspection Products businesses into a single Imaging Components segment to conform to an organizational change. Second quarter revenues for Imaging Components were $169 million, up 2 percent from the year-ago quarter. Imaging Components second quarter gross orders were $205 million, up 14 percent from the year-ago quarter. “Strong panel business drove order and revenue growth for Imaging Components, offsetting weakness in the security and tube businesses,” Wilson said. (For comparison purposes, a quarterly breakout of the Imaging Components segment financials for fiscal years 2014, 2013 and 2012 is attached.)

Other

The company’s Other category, including the Varian Particle Therapy business and the Ginzton Technology Center, recorded second quarter revenues of $6 million versus $20 million in the year-ago quarter. Gross orders for the Other category were $60 million for the second quarter, up from less than $1 million in the year-ago quarter. The company recorded orders for proton installations at the Cincinnati Children’s Hospital Medical Center in Ohio and at the Paul Scherrer Institute in Switzerland. “This business gained good momentum during the quarter,” Wilson said.

Outlook

“The company is continuing to execute well, and our businesses remain on track to reach our fiscal year 2014 growth targets,” said Wilson. “For the fiscal year, we continue to believe that total company revenues could increase by about 6 to 8 percent over the prior fiscal year. We expect net earnings per diluted share for the fiscal year, including the $0.16 effect of the patent litigation settlement, to be in the range of $4.06 to $4.18. We expect total company revenues for the third quarter of fiscal year 2014 to increase in the range of 5 to 6 percent. We expect net earnings per diluted share for the third quarter to be in the range of $1.06 to $1.10.”

Investor Conference Call

Varian Medical Systems is scheduled to conduct its second quarter fiscal year 2014 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering confirmation code 13578961. The telephone replay will be available through 5 p.m. PT, Friday, April 25, 2014.

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Varian Medical Systems, Inc., of Palo Alto, California, is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes, digital detectors, and image processing software and workstations for X-ray imaging in medical, scientific, and industrial applications and also supplies high-energy X-ray devices for cargo screening and non-destructive testing applications. Varian Medical Systems employs approximately 6,500 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world. For more information, visit http://www.varian.com or follow us on Twitter.

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2014	Page 3

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including growth drivers; the company’s future orders, revenues, backlog, or earnings growth; future financial results; market acceptance of or transition to new products or technology such as our Edge™ radiosurgery system, TrueBeam™ and radiographic flat panel detectors, image-guided radiation therapy, stereotactic radiosurgery, filmless X-rays, proton therapy, and security and inspection, and any statements using the terms “could,” “should,” “believe,” “expect,” “continue,” “maintain,” “outlook,” “targets,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; currency exchange rates and tax rates; demand for the company’s products; the company’s ability to develop, commercialize, and deploy new products such as the TrueBeam platform; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; challenges associated with the successful commercialization of the company’s particle therapy business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products, including those located in Japan; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2014	Page 4

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(Dollars and shares in millions, except per share amounts)	2 QTR 2014	Q2 QTR 2013 (1)	Q2 YTD 2014	Q2 YTD 2013 (1)

Gross orders	$877.7	757.7	1,533.1	1,409.4
Oncology Systems	613.0	576.9	1,146.3	1,085.7
Imaging Components	205.0	180.1	326.4	322.3
Other	59.7	0.7	60.4	1.4

Net orders	818.6	735.8	1,427.6	1,355.0
Oncology Systems	559.1	555.1	1,048.7	1,032.0
Imaging Components	200.6	180.0	319.3	321.6
Other	58.9	0.7	59.6	1.4

Order Backlog	2,806.6	2,752.6	2,806.6	2,752.6

Revenues	778.5	768.4	1,490.0	1,446.8
Oncology Systems	603.1	581.8	1,144.5	1,106.1
Imaging Components	169.0	166.4	330.2	316.4
Other	6.4	20.2	15.3	24.3

Cost of revenues	450.2	448.8	852.1	836.1

Gross margin	328.3	319.6	637.9	610.7
As a percent of revenues	42.2%	41.6%	42.8%	42.2%

Operating expenses
Research and development	60.7	50.9	118.7	98.0
Selling, general and administrative	115.0	113.0	224.6	219.5
Litigation Settlement	25.1	-	25.1	-

Operating earnings	127.5	155.7	269.5	293.2
As a percent of revenues	16.4%	20.3%	18.1%	20.3%

Interest income, net	0.6	0.6	1.0	1.3

Earnings before taxes	128.1	156.3	270.5	294.5

Taxes on earnings	35.4	43.5	79.8	86.4

Net earnings	$92.7	112.8	190.7	208.1
As a percent of revenues	11.9%	14.7%	12.8%	14.4%

Net earnings per share – basic	$0.89	1.04	1.82	1.91
Net earnings per share – diluted	0.88	1.02	1.79	1.88

Shares used in the calculation of net earnings per share:
Average shares outstanding - basic	104.2	108.8	105.0	109.0
Average shares outstanding - diluted	105.4	110.7	106.4	110.9

(1)	Prior period numbers have been recast to conform to the segment reporting change.

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2014	Page 5

Varian Medical Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)	March 28,	September 27,
	2014	2013 (1)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$938,997	$1,117,861
Short-term investment	79,444	62,700
Accounts receivable, net	786,029	698,254
Inventories	561,194	535,223
Deferred tax assets and other	312,640	290,745
Total current assets	2,678,304	2,704,783

Property, plant and equipment	750,109	715,991
Accumulated depreciation and amortization	(424,267)	(400,660)
Property, plant and equipment, net	325,842	315,331

Goodwill	226,829	225,335
Other assets	244,863	223,025
Total assets	$3,475,838	$3,468,474

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$170,364	$194,272
Accrued expenses	370,525	320,884
Deferred revenues	418,247	389,479
Advance payments from customers	169,905	160,644
Product warranty	49,445	39,050
Current maturities of long-term debt	56,250	56,250
Total current liabilities	1,234,736	1,160,579
Other long-term liabilities	149,586	144,048
Long-term debt	412,500	450,000
Total liabilities	1,796,822	1,754,627

Stockholders’ Equity
Common stock	104,019	106,491
Capital in excess of par value	650,684	637,084
Retained earnings and accumulated other comprehensive loss	924,313	970,272
Total stockholders’ equity	1,679,016	1,713,847
Total liabilities and stockholders’ equity	$3,475,838	$3,468,474

(1)	The condensed consolidated balance sheet as of September 27, 2013 was derived from audited financial statements as of that date.

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2014	Page 6

Varian Medical Systems, Inc. and Subsidiaries

Imaging Components

(Unaudited)

		FY 2014
(In Millions)		Q114	Q214	FY 2014

Gross Orders		$121.4	205.0	326.4

Net Orders		118.7	200.6	319.3

Revenues		161.2	169.0	330.2

Gross Margin		$66.6	70.2	136.8

	%	41.3	41.5	41.4

Operating Earnings		$40.7	42.2	82.9

		FY 2013
(In Millions)		Q113	Q213	Q313	Q413	FY 2013

Gross Orders		$142.2	180.1	144.6	201.3	668.2

Net Orders		141.6	180.0	143.1	201.2	665.9

Revenues		150.0	166.4	158.2	167.3	641.9

Gross Margin		$61.2	70.4	64.8	71.7	268.1

	%	40.8	42.3	41.0	42.8	41.8

Operating Earnings		$35.2	43.5	40.2	46.7	165.6

		FY 2012
(In Millions)		Q112	Q212	Q312	Q412	FY 2012

Gross Orders		$120.9	174.6	126.5	174.4	596.4

Net Orders		120.5	174.5	126.2	174.3	595.5

Revenues		128.1	139.8	152.4	160.1	580.4

Gross Margin		$50.4	58.9	66.2	66.9	242.4

	%	39.3	42.1	43.4	41.8	41.8

Operating Earnings		$28.4	34.0	39.0	41.1	142.5